UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2026

Better Home & Finance Holding Company
(Exact name of registrant as specified in its charter)

Delaware	001-40143	93-3029990
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 World Trade Center
285 Fulton St., 80th Floor Suite A
New York,	NY	10007
(Address of principal executive offices) (Zip Code)
(415) 523-8837
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BETR	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock at an exercise price of $575	BETRW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition.
On April 8, 2026, Better Home & Finance Holding Company (the “Company”) filed a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) to the Company’s shelf registration statement on Form S-3 (No. 333-287335) initially filed on May 16, 2026, as amended and declared effective by the Securities and Exchange Commission (the “Commission”) on June 6, 2025 (the “Shelf Registration Statement”), in connection with the Offering (as defined below) and pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Preliminary Prospectus Supplement contains certain preliminary results of operations for the quarter ended March 31, 2026. Such preliminary results are furnished in the excerpt from the Preliminary Prospectus Supplement attached hereto as Exhibit 99.1.

Item 8.01     Other Events.
On April 9, 2026, the Company consummated an underwritten public offering (the “Offering”) of 2,156,250 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”). The Shares were sold at a public offering price per share of $32.00 pursuant to the Underwriting Agreement, dated April 8, 2026 (the “Underwriting Agreement”), by and among the Company and BTIG, LLC and Cantor Fitzgerald & Co., as representatives of the underwriters included on Schedule I thereto (collectively, the “Underwriters”). The Company received $66,067,500 in aggregate net proceeds from the Offering before expenses.

The Offering was made pursuant to the Shelf Registration Statement and a prospectus supplement dated April 8, 2026 (the “Prospectus Supplement”).

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, and customary conditions to closing, obligations of the parties and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make because of such liabilities. In addition, the Company and the Company’s directors and executive officers also agreed not to sell or transfer any Class A Common Stock without first obtaining the written consent of the Underwriters, subject to certain exceptions as described in the Prospectus Supplement, for sixty (60) days after the date of the Underwriting Agreement. Pursuant to the Underwriting Agreement, the Underwriters received underwriting discounts and commissions of 4.25% of the gross proceeds received from the sale of the Shares in the Offering.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement and lock-up arrangements do not purport to be complete and are qualified in their entirety by reference to such exhibit.

A copy of the opinion of Jones Day relating to the validity of the Shares issued in the Offering is filed herewith as Exhibit 5.1.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits:
The following exhibits relating to Item 9.01 shall be deemed to be furnished, and not filed:

Exhibit	Description
1.1	Underwriting Agreement, dated as of April 8, 2026, between Better Home & Finance Holding Company, BTIG, LLC and Cantor Fitzgerald & Co.
5.1	Opinion of Jones Day
23.1	Consent of Jones Day (included in Exhibit 5.1)
99.1	Excerpt from Preliminary Prospectus Supplement, dated April 8, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BETTER HOME & FINANCE HOLDING COMPANY

Date: April 9, 2026	By:	/s/ Paula Tuffin
	Name:	Paula Tuffin
	Title:	General Counsel, Chief Compliance Officer and Secretary